Exhibit 99.1

Astra Announces Multi-Launch Contract and First Launch with Spaceflight Inc.

First launch of new partnership expected no earlier than March 14

ALAMEDA, CA/SEATTLE, WA—MARCH. 14, 2022—Astra Space, Inc. (“Astra”) (NASDAQ: ASTR) and Spaceflight Inc. (“Spaceflight”), the leading global launch services provider, today announced a multi-launch contract. The first launch under this contract is planned for today, March 14, 2022, with a window opening at 9:22am PDT / 16:22 UTC out of the Astra Spaceport in Kodiak, Alaska, but may be shifted to March 15, 2022 depending on conditions at the launch site. This agreement provides Spaceflight with launch opportunities using Astra’s launch services through 2025.

Through this commitment, Spaceflight expands its launch vehicle partner portfolio, offering its customers additional launch opportunities through Astra missions. Astra gains a knowledgeable and reliable partner that offers a consistent stream of satellite customers seeking launches. Together, Astra and Spaceflight are rapidly accelerating the cadence of how companies get to space.

“We continuously look for opportunities to provide our customers access to flexible and reliable options to get to orbit,” said Curt Blake, CEO and president of Spaceflight Inc. “By expanding our launch partner portfolio to include Astra, we can increase the launch opportunities available to our customers. Astra’s willingness to explore creative launch solutions and shared dedication to customer success makes them a great partner.”

Today’s planned launch, Spaceflight’s Astra-1, will take three Spaceflight customers, including Portland State Aerospace Society and NearSpace Launch, to a 525 km circular sun-synchronous orbit. Spaceflight managed the mission for all customers onboard and worked closely with the Astra team during the integration process.

“We are thrilled to partner with Spaceflight, who shares our customer-focused approach,” said Martin Attiq, Chief Business Officer at Astra. “We look forward to working together to make getting to space more efficient, frequent, and affordable than ever.”

Astra’s launch will be livestreamed in partnership with NASASpaceFlight. Updates, including a change in the planned launch date, if necessary, will be shared on Astra’s Twitter feed, @Astra.

About Astra:

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch service of any operational launch provider in the world. Astra delivered its first commercial payload into Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

About Spaceflight, Inc.:

As the premier global launch services provider, Spaceflight is revolutionizing the business of space transportation through its comprehensive suite of launch services and Sherpa® orbital transfer vehicles. The company provides unprecedented launch flexibility to ensure customers’

smallsats get to orbit exactly when and where they want through a combination of long-standing relationships with a diverse portfolio of launch partners, innovative satellite integration capabilities, including flight and ground support hardware, licensing and logistics management, and extensive mission management expertise. Based in Seattle, Spaceflight has successfully launched hundreds of satellites and is a part of the Mitsui & Co., Ltd. portfolio, operating as an independent, U.S.-based company. For more information, visit http://www.spaceflight.com.

Safe Harbor Statement

Certain statements Astra makes in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties, As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause Astra’s actual results to differ materially from those described in these forward-looking statements: (i) Astra’s failure to meet projected development and launch targets, including as a result of the decisions of governmental authorities or other third parties not within its control; (ii) changes in applicable laws or regulations; (iii) the ability of Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the effect of the COVID-19 pandemic on Astra and (vii) other risks and uncertainties described discussed from time to time in other reports and other public filings with the Securities and Exchange Commission, including Astra’s registration statements and quarterly reports.

Astra Media Contact:

Kati Dahm

kati@astra.com

Astra Investor Contact:

Dane Lewis

investors@astra.com

Spaceflight Media Contact:

Christie Melby, Communiqué PR

Christine@CommuniquePR.com

206-282-4923 x127